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                                                                     EXHIBIT 5.1

                                          March 13, 2000

LJL Biosystems, Inc.
405 Tasman Drive
Sunnyvale, CA 94089

           Re:  LJL Biosystems, Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

    At your request, we are rendering this opinion in connection with a proposed sale by LJL Biosystems, Inc., a Delaware corporation (the "Company") of up to 2,875,000 shares of common stock, $0.001 par value (the "Common Stock").

    We have examined the Registration Statement and related Prospectus included therein, the Company's charter documents and corporate proceedings taken by the Company in connection with the issuance and sale of the shares, together with such other instruments, documents, certificates and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

    Based on such examination, we are of the opinion that the 2,875,000 shares of Common Stock to be issued and sold by the Company (of which up to 375,000 shares are to be issued to cover over-allotments, if any) are validly authorized shares of Common Stock, and, when issued against payment of the purchase price therefor, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the Prospectus included therein, and any amendment or supplement thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP